Exhibit 99.1

News Release

JLL Reports Financial Results for Second-Quarter 2023
Resilient business line revenues drove performance as pullback in transaction activity continued into Q2
CHICAGO, August 3, 2023 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating income of $149.2 million for the second quarter of 2023. Diluted earnings per share were $0.05 and adjusted diluted earnings per share1 were $0.50 for the quarter; both included a loss of $1.69 per diluted share associated with equity losses. In the prior-year quarter, equity earnings contributed earnings of $0.89 per diluted share.
•Second-quarter revenue was $5.1 billion, down 4% in local currency1, and fee revenue1 was $1.8 billion, down 13% in local currency1
◦Market-wide transaction slowdown and extended interest rate uncertainty continued to impact Capital Markets volumes
◦Lower Leasing activity across asset classes and most geographies overshadowed Property Management growth within Markets Advisory
◦Project Management demand continued in several geographies, more than offsetting lower Portfolio Services revenues in Work Dynamics
•Margin contraction was driven by lower transaction-based revenues, particularly in United States and Europe, and a non-cash change in equity earnings/losses primarily associated with two JLL Technologies investments
•Annual run-rate savings rose $70 million to $210 million in total; recent cost reduction actions mostly offset investments to drive future growth
•Generated year-over-year improvement in Q2 cash provided by operating activities despite transaction-based revenue headwinds
“Our second quarter financial results reflect continued growth in our resilient revenues. While investment sales and leasing volumes remained muted across the industry this quarter, we are beginning to see recovery signs as credit spreads narrow and asset prices adjust to the current rate environment,” said Christian Ulbrich, JLL CEO. “We continue to make progress on our long-term plan to improve operating efficiency while also making targeted investments in our brokerage teams that will drive profitable growth as market conditions improve. We are well positioned to provide exceptional service to our clients globally and capitalize on the significant growth opportunities we see in the years ahead.”

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	% Change in USD	% Change in LC	2023	2022	% Change in USD	% Change in LC

Revenue	$5,052.5	$5,278.4	(4)%	(4)%	$9,768.0	$10,079.8	(3)%	(2)%
Fee revenue[1]	1,847.3	2,138.8	(14)	(13)	3,431.3	4,039.3	(15)	(14)

Net income (loss) attributable to common shareholders	$2.5	$193.9	(99)%	(99)%	$(6.7)	$339.5	(102)%	(104)%
Adjusted net income attributable to common shareholders[1]	24.2	222.4	(89)	(89)	55.5	399.3	(86)	(88)

Diluted earnings (loss) per share	$0.05	$3.90	(99)%	(99)%	$(0.14)	$6.75	(102)%	(104)%
Adjusted diluted earnings per share[1]	0.50	4.48	(89)	(89)	1.15	7.94	(86)	(87)

Adjusted EBITDA[1]	$116.1	$359.0	(68)%	(68)%	$225.1	$632.6	(64)%	(65)%

Free Cash Flow[5]	$198.1	$136.7	45%	n/a	$(567.5)	$(626.3)	9%	n/a
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release.
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JLL Reports Financial Results for Second-Quarter 2023 - Page 2
Consolidated Second-Quarter 2023 Performance Highlights:

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Markets Advisory	$1,025.4	$1,118.2	(8)%	(7)%	$1,931.8	$2,117.7	(9)%	(7)%
Capital Markets	448.0	684.5	(35)	(34)	805.1	1,285.1	(37)	(36)
Work Dynamics	3,374.6	3,310.5	2	3	6,650.8	6,344.1	5	7
JLL Technologies	60.6	50.7	20	20	122.0	100.1	22	22
LaSalle	143.9	114.5	26	26	258.3	232.8	11	13
Total revenue	$5,052.5	$5,278.4	(4)%	(4)%	$9,768.0	$10,079.8	(3)%	(2)%
Gross contract costs[1]	(3,205.8)	(3,128.4)	2	3	(6,339.1)	(6,032.9)	5	7
Net non-cash MSR and mortgage banking derivative activity	0.6	(11.2)	(105)	(106)	2.4	(7.6)	(132)	(132)
Total fee revenue[1]	$1,847.3	$2,138.8	(14)%	(13)%	$3,431.3	$4,039.3	(15)%	(14)%
Markets Advisory	741.1	855.8	(13)	(13)	1,368.4	1,597.0	(14)	(13)
Capital Markets	435.5	660.7	(34)	(34)	785.1	1,252.2	(37)	(36)
Work Dynamics	477.8	467.0	2	3	919.8	877.5	5	7
JLL Technologies	56.5	48.0	18	18	114.3	93.3	23	23
LaSalle	136.4	107.3	27	28	243.7	219.3	11	14
Operating income	$149.2	$235.1	(37)%	(37)%	$167.0	$410.8	(59)%	(61)%
Equity (losses) earnings	$(103.5)	$53.6	(293)%	(293)%	$(106.1)	$72.1	(247)%	(247)%
Adjusted EBITDA[1]	$116.1	$359.0	(68)%	(68)%	$225.1	$632.6	(64)%	(65)%
Net income (loss) margin attributable to common shareholders (USD basis)	—%	3.7%	(370) bps	n/a	(0.1)%	3.4%	(350) bps	n/a
Adjusted EBITDA margin (local currency basis)	6.2%	16.8%	(1,050) bps	(1,060) bps	6.3%	15.7%	(910) bps	(940) bps
Adjusted EBITDA margin (USD basis)	6.3%				6.6%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

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JLL Reports Financial Results for Second-Quarter 2023 - Page 3
Revenue
Revenue and fee revenue decreased 4% and 13%, respectively, compared with the prior-year quarter. Businesses with resilient revenues continued to deliver fee revenue growth for the quarter, as JLL Technologies was up 18%; Property Management, within Markets Advisory, grew 9%; and Workplace Management, within Work Dynamics, grew 2%. Consistent with the first quarter, economic headwinds and continued interest rate uncertainty adversely impacted most of the transaction-based businesses, notably Investment Sales and Debt/Equity Advisory within Capital Markets, Leasing within Markets Advisory, and Portfolio Services and Other within Work Dynamics. However, Project Management, within Work Dynamics, was up 8% due to continued project demand in several geographies. LaSalle's double-digit top-line growth was attributable to higher incentive fees.
Refer to segment performance highlights for additional detail. The following charts reflect the segment proportion of revenue and fee revenue for the current and prior-year quarters.

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JLL Reports Financial Results for Second-Quarter 2023 - Page 4
Net income (loss), Adjusted EBITDA and Margin Performance
Net income attributable to common shareholders for the second quarter was $2.5 million, compared with $193.9 million in 2022, and Adjusted EBITDA was $116.1 million, compared with $359.0 million last year. The current quarter included $103.5 million of equity losses compared with $53.6 million of equity earnings in the prior-year quarter. In addition, interest expense, net of interest income, increased $24.8 million, compared with the prior year, due to an increase in the average outstanding borrowings under our credit facilities and a higher effective interest rate.
Diluted earnings per share for the second quarter were $0.05, down from $3.90 in 2022; adjusted diluted earnings per share were $0.50, compared with $4.48 last year.
Approximately 740 basis points, or 70%, of the adjusted EBITDA margin contraction was driven by the change in equity earnings/losses, net of carried interest. The residual decline was primarily due to lower transaction-based revenue, specifically Investment Sales, Debt/Equity Advisory, and Leasing. In addition, recent cost reduction actions mostly offset investments in the business to drive future growth.
The six months ended June 30, 2023, had a net loss attributable to common shareholders of $6.7 million, compared with income of $339.5 million last year, and Adjusted EBITDA was $225.1 million this year, compared with $632.6 million in 2022. Diluted loss per share was $0.14 for the six months ended June 30, 2023, down from diluted earnings per share of $6.75 in 2022; adjusted diluted earnings per share were $1.15, compared with $7.94 last year.
Aggregation of Segment Adjusted EBITDA (in millions)

$116
$359
$300
$200
$100
$—
$(100)
$30
$56
$36
$99
$(105)
$28
$13
$58
$127
$134
Q2 2023
Q2 2022
Markets Advisory
Capital Markets
Work Dynamics
JLL Technologies
LaSalle

Cash Flows and Capital Allocation:
Net cash provided by operating activities was $237.0 million for the second quarter of 2023, compared with $177.0 million in the comparative quarter. Free Cash Flow5 was an inflow of $198.1 million this quarter, compared with $136.7 million in the second quarter of 2022. Incremental cash flows associated with net reimbursables and trade receivables outpaced a decline in cash provided by earnings. The year-over-year decline in cash provided by earnings and lower cash outflows associated with commission payments for the second quarter were largely driven by the Capital Markets and Markets Advisory change in business performance.
In the second quarter of 2023, the company resumed its share repurchase program, buying back 139,295 shares for $20.0 million. In the second quarter of 2022, 1,397,900 shares were repurchased, returning $297.7 million to shareholders. As of June 30, 2023, $1,135.6 million remained authorized for repurchase under the share repurchase program.
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JLL Reports Financial Results for Second-Quarter 2023 - Page 5
Net Debt, Leverage and Liquidity5:

	June 30, 2023	March 31, 2023	June 30, 2022

Total Net Debt (in millions)	$1,941.5	$2,099.3	$1,575.9

Net Leverage Ratio	2.3x	1.9x	1.0x

Corporate Liquidity (in billions)	$1.9	$1.7	$1.9
The decrease in Net Debt from March 31, 2023, was primarily due to positive cash flow from operating activities in the second quarter. The higher leverage ratio was entirely driven by a decline in the trailing twelve month Adjusted EBITDA (which includes the impact of equity losses this quarter).
Markets Advisory Second-Quarter 2023 Performance Highlights:

Markets Advisory ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$1,025.4	$1,118.2	(8)%	(7)%	$1,931.8	$2,117.7	(9)%	(7)%
Gross contract costs[1]	(284.3)	(262.4)	8	10	(563.4)	(520.7)	8	11
Fee revenue[1]	$741.1	$855.8	(13)%	(13)%	$1,368.4	$1,597.0	(14)%	(13)%
Leasing	588.0	703.5	(16)	(16)	1,070.5	1,300.4	(18)	(17)
Property Management	131.0	122.2	7	9	258.1	240.8	7	10
Advisory, Consulting and Other	22.1	30.1	(27)	(25)	39.8	55.8	(29)	(26)
Segment operating income	$84.0	$116.2	(28)%	(28)%	$139.6	$207.6	(33)%	(33)%
Adjusted EBITDA[1]	$99.4	$134.0	(26)%	(26)%	$171.0	$245.2	(30)%	(31)%
Adjusted EBITDA margin (local currency basis)	13.2%	15.7%	(230) bps	(250) bps	12.3%	15.4%	(290) bps	(310) bps
Adjusted EBITDA margin (USD basis)	13.4%				12.5%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The declines in Markets Advisory revenue and fee revenue, compared with the prior-year quarter, were predominantly driven by Leasing, which continues to reflect (i) lower transaction volume across asset types, particularly in the office and industrial sectors, and (ii) a decrease in average deal size across most asset types, most notably in the United States industrial sector. Specific to the office sector, the change in Leasing fee revenue was largely in line with trends in global market volumes as gross absorption fell 14%, globally, according to JLL Research. The decrease in Advisory, Consulting and Other was substantially driven by the absence of revenues associated with a business exited during the fourth quarter of 2022. These decreases were partially offset by Property Management growth, which was primarily attributable to portfolio expansion in the Americas and incremental fees from interest-rate sensitive contract terms in the U.K.
The adjusted EBITDA margin contraction was predominantly attributable to the lower Leasing fee revenue described above.
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JLL Reports Financial Results for Second-Quarter 2023 - Page 6
Capital Markets Second-Quarter 2023 Performance Highlights:

Capital Markets ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$448.0	$684.5	(35)%	(34)%	$805.1	$1,285.1	(37)%	(36)%
Gross contract costs[1]	(13.1)	(12.6)	4	6	(22.4)	(25.3)	(11)	(9)
Net non-cash MSR and mortgage banking derivative activity	0.6	(11.2)	(105)	(106)	2.4	(7.6)	(132)	(132)
Fee revenue[1]	$435.5	$660.7	(34)%	(34)%	$785.1	$1,252.2	(37)%	(36)%
Investment Sales, Debt/Equity Advisory and Other	309.9	528.0	(41)	(41)	545.1	996.5	(45)	(45)
Valuation Advisory	86.6	92.3	(6)	(5)	163.6	175.4	(7)	(4)
Loan Servicing	39.0	40.4	(3)	(3)	76.4	80.3	(5)	(5)
Segment operating income	$14.1	$121.8	(88)%	(89)%	$6.0	$220.0	(97)%	(98)%
Equity earnings	$4.8	$0.6	700%	761%	$5.4	$1.4	286%	285%
Adjusted EBITDA[1]	$36.0	$126.7	(72)%	(72)%	$46.7	$244.9	(81)%	(81)%
Adjusted EBITDA margin (local currency basis)	8.2%	19.2%	(1,090) bps	(1,100) bps	5.8%	19.6%	(1,370) bps	(1,380) bps
Adjusted EBITDA margin (USD basis)	8.3%				5.9%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
The lower Capital Markets revenue and fee revenue continued to reflect muted transaction volume compared with 2022. This impact was most acute in Investment Sales and Debt/Equity Advisory, which experienced declines across all asset classes and most geographies compared with the prior-year quarter. This outperformed broader market trends as Q2 global market volumes for investment sales were down 54% in USD (53% in local currency) according to JLL Research. The decline in Loan Servicing was attributable to $3.7 million of lower prepayment fees, as refinancing activity slowed over the last twelve months, mostly offset by continued growth in the portfolio originated under the Fannie Mae DUS program.
The adjusted EBITDA margin contraction for the quarter was predominantly driven by the decline in fee revenue described above and a $7.0 million year-over-year negative change in loan loss credit reserves. In addition, higher equity earnings, which are not expected to recur in future years, provided a modest boost for the current quarter.
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JLL Reports Financial Results for Second-Quarter 2023 - Page 7
Work Dynamics Second-Quarter 2023 Performance Highlights:

Work Dynamics ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$3,374.6	$3,310.5	2%	3%	$6,650.8	$6,344.1	5%	7%
Gross contract costs[1]	(2,896.8)	(2,843.5)	2	3	(5,731.0)	(5,466.6)	5	7
Fee revenue[1]	$477.8	$467.0	2%	3%	$919.8	$877.5	5%	7%
Workplace Management	188.2	184.9	2	2	371.4	366.9	1	3
Project Management	229.7	214.9	7	8	440.6	390.6	13	15
Portfolio Services and Other	59.9	67.2	(11)	(11)	107.8	120.0	(10)	(9)
Segment operating income	$35.7	$39.7	(10)%	(12)%	$41.9	$58.1	(28)%	(34)%
Adjusted EBITDA[1]	$56.2	$57.6	(2)%	(3)%	$81.9	$92.8	(12)%	(15)%
Adjusted EBITDA margin (local currency basis)	11.6%	12.4%	(60) bps	(80) bps	8.5%	10.6%	(170) bps	(210) bps
Adjusted EBITDA margin (USD basis)	11.8%				8.9%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
Work Dynamics revenue and fee revenue increases compared with the prior-year quarter were driven by strength in Project Management and modest growth in Workplace Management, partially offset by lower Portfolio Services and Other. Project Management growth reflected continued demand in certain geographies, most notably Australia, France, MENA and the U.K. The decline in Portfolio Services revenue reflected the meaningful correlation between Portfolio Services and Leasing activity.
The net margin contraction was attributable to the decline in higher-margin Portfolio Services revenue and continued investments in technology and headcount to support future growth. In addition, and partially offsetting these dilutive impacts, the prior-year margin reflected $4.1 million of net contract losses in Europe which did not recur this quarter.
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JLL Reports Financial Results for Second-Quarter 2023 - Page 8
JLL Technologies Second-Quarter 2023 Performance Highlights:

JLL Technologies ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$60.6	$50.7	20%	20%	$122.0	$100.1	22%	22%
Gross contract costs[1]	(4.1)	(2.7)	52	53	(7.7)	(6.8)	13	13
Fee revenue[1]	$56.5	$48.0	18%	18%	$114.3	$93.3	23%	23%
Segment operating loss(a)	$(5.4)	$(35.6)	85%	84%	$(27.5)	$(70.5)	61%	60%
Equity (losses) earnings	$(103.9)	$44.7	(332)%	(332)%	$(99.0)	$63.5	(256)%	(256)%
Adjusted EBITDA[1]	$(105.2)	$12.9	(916)%	(914)%	$(118.5)	$0.6	n.m.	n.m.
Adjusted EBITDA margin (local currency basis)	(186.9)%	27.0%	n.m.	n.m.	(104.1)%	0.6%	n.m.	n.m.
Adjusted EBITDA margin (USD basis)	(186.2)%				(103.7)%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
(a) Included in Segment operating loss for JLL Technologies is a reduction in carried interest expense of $10.0 million and $9.3 million for the three and six months ended June 30, 2023, respectively, and carried interest expense of $9.8 million and $16.0 million for the three and six months ended June 30, 2022, related to Equity earnings of the segment.

The increases in JLL Technologies revenue and fee revenue over the prior-year quarter were primarily driven by growth in solutions and service offerings, largely from existing enterprise clients.
The current-quarter equity loss resulted from valuation declines in JLL Technologies' investments due to subsequent financing rounds at decreased per-share values. The equity losses this quarter were predominantly driven by two investments for which we previously recognized significant equity earnings.
A notable driver of the change in Segment operating loss is a $10.0 million reduction in carried interest expense this quarter, associated with the equity losses, compared with $9.8 million of incremental expense last year, associated with the equity earnings.
The margin decline was entirely driven by the year-over-year change in equity earnings/losses, net of carried interest, as fee revenue growth and recent cost reductions drove improvement in segment operating loss.
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JLL Reports Financial Results for Second-Quarter 2023 - Page 9
LaSalle Second-Quarter 2023 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended June 30,		% Change in USD	% Change in LC	Six Months Ended June 30,		% Change in USD	% Change in LC
	2023	2022			2023	2022
Revenue	$143.9	$114.5	26%	26%	$258.3	$232.8	11%	13%
Gross contract costs[1]	(7.5)	(7.2)	4	4	(14.6)	(13.5)	8	8
Fee revenue[1]	$136.4	$107.3	27%	28%	$243.7	$219.3	11%	14%
Advisory fees	94.4	98.2	(4)	(3)	189.1	188.9	—	2
Transaction fees and other	6.2	8.1	(23)	(19)	15.3	25.2	(39)	(36)
Incentive fees	35.8	1.0	n.m.	n.m.	39.3	5.2	656	671
Segment operating income	$32.6	$18.9	72%	72%	$54.5	$41.0	33%	34%
Equity (losses) earnings	$(5.1)	$7.0	(173)%	(172)%	$(13.9)	$5.1	(373)%	(372)%
Adjusted EBITDA[1]	$29.7	$27.8	7%	7%	$44.0	$49.1	(10)%	(9)%
Adjusted EBITDA margin (local currency basis)	21.7%	26.0%	(420) bps	(430) bps	17.9%	22.4%	(430) bps	(450) bps
Adjusted EBITDA margin (USD basis)	21.8%				18.1%
Note: For discussion and reconciliation of non-GAAP financial measures, see the Notes following the Financial Statements in this news release. Percentage variances in the Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.
LaSalle revenue and fee revenue growth over the prior-year quarter was driven by incentive fees earned on assets managed on behalf of clients, specifically in Japan and United States. This increase was offset by slightly lower advisory fees as a result of recent valuation declines impacting assets under management.
The current quarter's equity losses were primarily attributable to valuation declines in the co-investment portfolio, compared with valuation increases in the prior year.
The adjusted EBITDA margin contraction was primarily attributable to the net equity losses, partially offset by higher incentive fees in the current-year quarter.
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JLL Reports Financial Results for Second-Quarter 2023 - Page 10
About JLL
For over 200 years, JLL (NYSE: JLL), a leading global commercial real estate and investment management company, has helped clients buy, build, occupy, manage and invest in a variety of commercial, industrial, hotel, residential and retail properties. A Fortune 500 company with annual revenue of $20.9 billion and operations in over 80 countries around the world, our more than 103,000 employees bring the power of a global platform combined with local expertise. Driven by our purpose to shape the future of real estate for a better world, we help our clients, people and communities SEE A BRIGHTER WAYSM. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Thursday, August 3, 2023, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.

The conference call can be accessed live over the phone by dialing (888) 660-6392; the conference ID number is 5398158. Listeners are asked to please dial in 10 minutes prior to the call start time and provide the conference ID number to be connected.

Supplemental Information	Contact
Supplemental information regarding the second quarter 2023 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Scott Einberger, Investor Relations Officer.
	Phone:	+1 312 252 8943
	Email:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and shares repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, the occurrence of which are outside JLL's control which may cause JLL's actual results, performance, achievements, plans, and objectives to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to JLL's business in general, please refer to those factors discussed under "Risk Factors," “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in JLL's filed Annual Report on Form 10-K for the year ended December 31, 2022, soon to be filed Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, JLL expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.

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JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except share and per share data)	2023	2022	2023	2022

Revenue	$5,052.5	$5,278.4	$9,768.0	$10,079.8

Operating expenses:
Compensation and benefits	$2,417.0	$2,554.4	$4,670.0	$4,965.2
Operating, administrative and other	2,414.6	2,407.6	4,766.1	4,548.6
Depreciation and amortization	59.9	55.4	117.4	109.8
Restructuring and acquisition charges[2]	11.8	25.9	47.5	45.4
Total operating expenses	$4,903.3	$5,043.3	$9,601.0	$9,669.0

Operating income	$149.2	$235.1	$167.0	$410.8

Interest expense, net of interest income	40.5	15.7	66.8	25.9
Equity (losses) earnings	(103.5)	53.6	(106.1)	72.1
Other (expense) income	(1.2)	135.3	(1.1)	135.5

Income (loss) before income taxes and noncontrolling interest	4.0	408.3	(7.0)	592.5
Income tax provision (benefit)	0.8	72.8	(1.5)	113.1
Net income (loss)	3.2	335.5	(5.5)	479.4

Net income attributable to noncontrolling interest(a)	0.7	141.6	1.2	139.9

Net income (loss) attributable to common shareholders	$2.5	$193.9	$(6.7)	$339.5

Basic earnings (loss) per common share	$0.05	$3.98	$(0.14)	$6.89
Basic weighted average shares outstanding (in 000's)	47,748	48,718	47,652	49,247

Diluted earnings (loss) per common share	$0.05	$3.90	$(0.14)	$6.75
Diluted weighted average shares outstanding (in 000's)	48,334	49,651	47,652	50,292

Please reference accompanying financial statement notes.

(a) During the second quarter of 2022, Other income included a $142.3 million gain by a consolidated variable interest entity in which the company held no equity interest. This gain, therefore, is also included in the period's net income attributable to noncontrolling interest. As a result, there is no net impact to Net income attributable to common shareholders (or other measures like Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share).

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
MARKETS ADVISORY
Revenue	$1,025.4	$1,118.2	$1,931.8	$2,117.7
Gross contract costs[1]	(284.3)	(262.4)	(563.4)	(520.7)
Fee revenue[1]	$741.1	$855.8	$1,368.4	$1,597.0
Compensation and benefits, excluding gross contract costs	$546.4	$618.5	$1,007.4	$1,159.3
Operating, administrative and other, excluding gross contract costs	93.3	103.8	186.9	195.7
Depreciation and amortization	17.4	17.3	34.5	34.4
Segment fee-based operating expenses	657.1	739.6	1,228.8	1,389.4
Gross contract costs[1]	284.3	262.4	563.4	520.7
Segment operating expenses	$941.4	$1,002.0	$1,792.2	$1,910.1
Segment operating income	$84.0	$116.2	$139.6	$207.6
Add:
Equity (losses) earnings	(0.1)	0.4	0.2	0.9
Depreciation and amortization(a)	16.5	16.3	32.6	33.4
Other (expense) income	(1.6)	132.3	(1.3)	132.5
Net income attributable to noncontrolling interest	(0.4)	(141.7)	(0.6)	(139.7)
Adjustments:
Loss on disposition	1.8	10.5	1.8	10.5
Interest on employee loans, net of forgiveness	(0.8)	—	(1.3)	—
Adjusted EBITDA[1]	$99.4	$134.0	$171.0	$245.2

CAPITAL MARKETS
Revenue	$448.0	$684.5	$805.1	$1,285.1
Gross contract costs[1]	(13.1)	(12.6)	(22.4)	(25.3)
Net non-cash MSR and mortgage banking derivative activity	0.6	(11.2)	2.4	(7.6)
Fee revenue[1]	$435.5	$660.7	$785.1	$1,252.2
Compensation and benefits, excluding gross contract costs	$335.4	$469.9	$619.3	$888.1
Operating, administrative and other, excluding gross contract costs	69.2	64.8	125.3	120.7
Depreciation and amortization	16.2	15.4	32.1	31.0
Segment fee-based operating expenses	420.8	550.1	776.7	1,039.8
Gross contract costs[1]	13.1	12.6	22.4	25.3
Segment operating expenses	$433.9	$562.7	$799.1	$1,065.1
Segment operating income	$14.1	$121.8	$6.0	$220.0
Add:
Equity earnings	4.8	0.6	5.4	1.4
Depreciation and amortization	16.2	15.4	32.1	31.0
Other income	0.4	0.1	0.2	0.1
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	0.6	(11.2)	2.4	(7.6)
Interest on employee loans, net of forgiveness	(0.1)	—	0.6	—
Adjusted EBITDA[1]	$36.0	$126.7	$46.7	$244.9
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued
	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
WORK DYNAMICS
Revenue	$3,374.6	$3,310.5	$6,650.8	$6,344.1
Gross contract costs[1]	(2,896.8)	(2,843.5)	(5,731.0)	(5,466.6)
Fee revenue[1]	$477.8	$467.0	$919.8	$877.5
Compensation and benefits, excluding gross contract costs	$321.0	$304.0	$626.0	$585.8
Operating, administrative and other, excluding gross contract costs	101.2	106.3	212.7	200.1
Depreciation and amortization	19.9	17.0	39.2	33.5
Segment fee-based operating expenses	442.1	427.3	877.9	819.4
Gross contract costs[1]	2,896.8	2,843.5	5,731.0	5,466.6
Segment operating expenses	$3,338.9	$3,270.8	$6,608.9	$6,286.0
Segment operating income	$35.7	$39.7	$41.9	$58.1
Add:
Equity earnings	0.8	0.9	1.2	1.2
Depreciation and amortization	19.9	17.0	39.2	33.5
Net income attributable to noncontrolling interest	(0.2)	—	(0.4)	—
Adjusted EBITDA[1]	$56.2	$57.6	$81.9	$92.8

JLL TECHNOLOGIES
Revenue	$60.6	$50.7	$122.0	$100.1
Gross contract costs[1]	(4.1)	(2.7)	(7.7)	(6.8)
Fee revenue[1]	$56.5	$48.0	$114.3	$93.3
Compensation and benefits, excluding gross contract costs(a)	$45.3	$65.8	$106.6	$128.0
Operating, administrative and other, excluding gross contract costs	12.5	13.9	27.2	28.1
Depreciation and amortization	4.1	3.9	8.0	7.7
Segment fee-based operating expenses	61.9	83.6	141.8	163.8
Gross contract costs[1]	4.1	2.7	7.7	6.8
Segment operating expenses	$66.0	$86.3	$149.5	$170.6
Segment operating loss	$(5.4)	$(35.6)	$(27.5)	$(70.5)
Add:
Equity (losses) earnings	(103.9)	44.7	(99.0)	63.5
Depreciation and amortization	4.1	3.9	8.0	7.7
Other income	—	2.9	—	2.9
Adjustments:
Gain on disposition	—	(3.0)	—	(3.0)
Adjusted EBITDA[1]	$(105.2)	$12.9	$(118.5)	$0.6
(a) Included in Compensation and benefits expense for JLL Technologies is carried interest benefit of $10.0 million and $9.3 million for the three and six months ended June 30, 2023, respectively, and carried interest expense of $9.8 million and $16.0 million for the three and six months ended June 30, 2022, related to Equity earnings of the segment.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
LASALLE
Revenue	$143.9	$114.5	$258.3	$232.8
Gross contract costs[1]	(7.5)	(7.2)	(14.6)	(13.5)
Fee revenue[1]	$136.4	$107.3	$243.7	$219.3
Compensation and benefits, excluding gross contract costs	$84.4	$72.2	$153.3	$147.0
Operating, administrative and other, excluding gross contract costs	17.1	14.4	32.3	28.1
Depreciation and amortization	2.3	1.8	3.6	3.2
Segment fee-based operating expenses	103.8	88.4	189.2	178.3
Gross contract costs[1]	7.5	7.2	14.6	13.5
Segment operating expenses	$111.3	$95.6	$203.8	$191.8
Segment operating income	$32.6	$18.9	$54.5	$41.0
Add:
Equity (losses) earnings	(5.1)	7.0	(13.9)	5.1
Depreciation and amortization	2.3	1.8	3.6	3.2
Net (income) loss attributable to noncontrolling interest	(0.1)	0.1	(0.2)	(0.2)
Adjusted EBITDA[1]	$29.7	$27.8	$44.0	$49.1

JONES LANG LASALLE INCORPORATED
Consolidated Statement of Cash Flows (Unaudited)

	Six Months Ended June 30,			Six Months Ended June 30,
(in millions)	2023	2022		2023	2022
Cash flows from operating activities:			Cash flows from investing activities:
Net (loss) income	$(5.5)	$479.4	Net capital additions – property and equipment	$(88.2)	$(86.9)
Reconciliation of net (loss) income to net cash used in operating activities:			Net investment asset activity (less than wholly-owned)	—	137.0
Depreciation and amortization	117.4	109.8	Business acquisitions, net of cash acquired	(13.6)	(2.0)
Equity losses (earnings)	106.1	(72.1)	Capital contributions to investments	(66.2)	(121.4)
Net loss (gain) on dispositions	1.8	(134.8)	Distributions of capital from investments	12.7	13.1
Distributions of earnings from investments	6.0	9.9	Other, net	(5.4)	(2.9)
Provision for loss on receivables and other assets	19.0	11.8	Net cash used in investing activities	(160.7)	(63.1)
Amortization of stock-based compensation	53.0	44.4	Cash flows from financing activities:
Net non-cash mortgage servicing rights and mortgage banking derivative activity	2.4	(7.6)	Proceeds from borrowings under credit facility	4,478.0	4,060.0
Accretion of interest and amortization of debt issuance costs	2.1	2.5	Repayments of borrowings under credit facility	(3,853.0)	(2,835.0)
Other, net	3.6	2.6	Net repayments of short-term borrowings	(55.3)	(12.5)
Change in:			Payments of deferred business acquisition obligations and earn-outs	(21.8)	(9.2)
Receivables	137.7	64.6	Repurchase of common stock	(19.5)	(447.7)
Reimbursable receivables and reimbursable payables	(51.0)	(94.2)	Noncontrolling interest distributions, net	—	(134.6)
Prepaid expenses and other assets	(46.5)	(21.3)	Other, net	(24.5)	(19.7)
Deferred tax assets, net	(17.3)	78.8	Net cash provided by financing activities	503.9	601.3
Accounts payable and accrued liabilities	(216.5)	(339.6)	Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	3.8	(37.6)
Accrued compensation	(591.6)	(673.6)	Net change in cash, cash equivalents and restricted cash	$(132.3)	$(38.8)
Net cash used in operating activities	$(479.3)	$(539.4)	Cash, cash equivalents and restricted cash, beginning of the period	746.0	841.6
			Cash, cash equivalents and restricted cash, end of the period	$613.7	$802.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	June 30,	December 31,		June 30,	December 31,
(in millions, except share and per share data)	2023	2022		2023	2022
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$402.5	$519.3	Accounts payable and accrued liabilities	$1,054.6	$1,236.8
Trade receivables, net of allowance	1,982.0	2,148.8	Reimbursable payables	1,430.2	1,579.5
Notes and other receivables	410.9	469.5	Accrued compensation and benefits	1,141.2	1,749.8
Reimbursable receivables	1,910.9	2,005.7	Short-term borrowings	112.1	164.2
Warehouse receivables	1,049.0	463.2	Short-term contract liability and deferred income	213.6	216.5
Short-term contract assets, net of allowance	357.2	359.7	Short-term acquisition-related obligations	20.5	23.1
Prepaid and other	593.3	603.5	Warehouse facilities	941.8	455.3
Total current assets	6,705.8	6,569.7	Short-term operating lease liability	164.3	156.4
Property and equipment, net of accumulated depreciation	585.5	582.9	Other	412.4	330.5
Operating lease right-of-use asset	761.3	776.3	Total current liabilities	5,490.7	5,912.1
Goodwill	4,577.7	4,528.0	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	821.1	858.5	Credit facility, net of debt issuance costs	1,840.5	1,213.8
Investments	872.7	873.8	Long-term debt, net of debt issuance costs	380.7	372.8
Long-term receivables	372.1	331.1	Long-term deferred tax liabilities, net	191.6	194.0
Deferred tax assets, net	394.6	379.6	Deferred compensation	518.3	492.4
Deferred compensation plans	559.5	517.9	Long-term acquisition-related obligations	58.6	76.3
Other	175.2	175.9	Long-term operating lease liability	766.6	775.8
Total assets	$15,825.5	$15,593.7	Other	386.6	407.0
			Total liabilities	$9,633.6	$9,444.2

			Redeemable noncontrolling interest	$7.1	$7.0

			Company shareholders' equity
			Common stock	0.5	0.5
			Additional paid-in capital	2,015.3	2,022.6
			Retained earnings	5,567.6	5,590.4
			Treasury stock	(895.8)	(934.6)
			Shares held in trust	(11.6)	(9.8)
			Accumulated other comprehensive loss	(611.4)	(648.2)
			Total company shareholders' equity	6,064.6	6,020.9
			Noncontrolling interest	120.2	121.6
			Total equity	6,184.8	6,142.5
			Total liabilities and equity	$15,825.5	$15,593.7

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income (loss) attributable to common shareholders and Adjusted diluted earnings (loss) per share,
(iv)Percentage changes against prior periods, presented on a local currency basis, and
(v)Free Cash Flow.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are directly or indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue. Excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore are not line items in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain or Loss on Disposition reflects the gain or loss recognized on the sale of businesses. Given the low frequency of business disposals by the company historically, the gain or loss directly associated with such activity is excluded as it is not considered indicative of core operating performance. In 2023, the $1.8 million loss related to the disposition of a business in Markets Advisory. In 2022, the $7.5 million net loss included $10.5 million of loss related to the disposition of the Russia business, partially offset by a $3.0 million gain related to a disposition within JLL Technologies.
Interest on Employee Loans, Net of Forgiveness reflects interest accrued on employee loans less the amount of accrued interest forgiven. Certain employees (predominantly in our Leasing and Capital Markets businesses) receive cash payments structured as loans, with interest. Employees earn forgiveness of the loan based on performance, generally calculated as a percentage of revenue production. Such forgiven amounts are reflected in Compensation and benefits expense. Given the interest accrued on these employee loans and subsequent forgiveness are non-cash and the amounts perfectly offset over the life of the loan, the activity is not indicative of core operating performance and is excluded from non-GAAP measures.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022

Revenue	$5,052.5	$5,278.4	$9,768.0	$10,079.8
Gross contract costs[1]	(3,205.8)	(3,128.4)	(6,339.1)	(6,032.9)
Net non-cash MSR and mortgage banking derivative activity	0.6	(11.2)	2.4	(7.6)
Fee revenue	$1,847.3	$2,138.8	$3,431.3	$4,039.3

Operating expenses	$4,903.3	$5,043.3	$9,601.0	$9,669.0
Gross contract costs[1]	(3,205.8)	(3,128.4)	(6,339.1)	(6,032.9)
Fee-based operating expenses	$1,697.5	$1,914.9	$3,261.9	$3,636.1

Below are (i) a reconciliation of Net income (loss) attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) a reconciliation to adjusted net income and (iii) components of adjusted diluted earnings per share.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022

Net income (loss) attributable to common shareholders	$2.5	$193.9	$(6.7)	$339.5
Add:
Interest expense, net of interest income	40.5	15.7	66.8	25.9
Income tax provision (benefit)	0.8	72.8	(1.5)	113.1
Depreciation and amortization(a)	59.0	54.4	115.5	108.8
EBITDA	$102.8	$336.8	$174.1	$587.3
Adjustments:
Restructuring and acquisition charges[2]	11.8	25.9	47.5	45.4
Net loss on disposition	1.8	7.5	1.8	7.5
Net non-cash MSR and mortgage banking derivative activity	0.6	(11.2)	2.4	(7.6)
Interest on employee loans, net of forgiveness	(0.9)	—	(0.7)	—
Adjusted EBITDA	$116.1	$359.0	$225.1	$632.6

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except share and per share data)	2023	2022	2023	2022

Net income (loss) attributable to common shareholders	$2.5	$193.9	$(6.7)	$339.5
Diluted shares (in thousands)(b)	48,334	49,651	47,652	50,292
Diluted earnings (loss) per share	$0.05	$3.90	$(0.14)	$6.75

Net income (loss) attributable to common shareholders	$2.5	$193.9	$(6.7)	$339.5
Adjustments:
Restructuring and acquisition charges[2]	11.8	25.9	47.5	45.4
Net non-cash MSR and mortgage banking derivative activity	0.6	(11.2)	2.4	(7.6)
Amortization of acquisition-related intangibles(a)	17.2	15.8	33.7	32.7
Net loss on disposition	1.8	7.5	1.8	7.5
Interest on employee loans, net of forgiveness	(0.9)	—	(0.7)	—
Tax impact of adjusted items(c)	(8.8)	(9.5)	(22.5)	(18.2)
Adjusted net income attributable to common shareholders	$24.2	$222.4	$55.5	$399.3
Diluted shares (in thousands)	48,334	49,651	48,357	50,292
Adjusted diluted earnings per share	$0.50	$4.48	$1.15	$7.94
(a) This adjustment excludes the noncontrolling interest portion of amortization of acquisition-related intangibles which is not attributable to common shareholders.
(b) Basic shares outstanding were used in the calculation of dilutive loss per share for the six months ended June 30, 2023, as the impact of unvested stock-based compensation awards would be anti-dilutive.
(c) For the first half of 2023 and second quarter of 2022, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. For the first quarter of 2022, the tax impact of adjusted items was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Below is a reconciliation of net cash provided by operating activities to Free Cash Flow5.

	Six Months Ended June 30,
(in millions)	2023	2022

Net cash used in operating activities	$(479.3)	$(539.4)

Net capital additions - property and equipment	(88.2)	(86.9)

Free Cash Flow[5]	$(567.5)	$(626.3)
Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2023	% Change	2023	% Change
Revenue:
At current period exchange rates	$5,052.5	(4)%	$9,768.0	(3)%
Impact of change in exchange rates	37.5	n/a	158.1	n/a
At comparative period exchange rates	$5,090.0	(4)%	$9,926.1	(2)%

Fee revenue:
At current period exchange rates	$1,847.3	(14)%	$3,431.3	(15)%
Impact of change in exchange rates	9.5	n/a	50.3	n/a
At comparative period exchange rates	$1,856.8	(13)%	$3,481.6	(14)%

Operating income:
At current period exchange rates	$149.2	(37)%	$167.0	(59)%
Impact of change in exchange rates	(1.5)	n/a	(6.6)	n/a
At comparative period exchange rates	$147.7	(37)%	$160.4	(61)%

Adjusted EBITDA:
At current period exchange rates	$116.1	(68)%	$225.1	(64)%
Impact of change in exchange rates	(1.1)	n/a	(4.1)	n/a
At comparative period exchange rates	$115.0	(68)%	$221.0	(65)%

2.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance. The table below shows restructuring and acquisition charges.

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2023	2022	2023	2022
Severance and other employment-related charges	$5.8	$8.3	$31.5	$11.6
Restructuring, pre-acquisition and post-acquisition charges	6.6	16.6	16.6	33.5
Fair value adjustments that resulted in a net (decrease) increase to earn-out liabilities from prior-period acquisition activity	(0.6)	1.0	(0.6)	0.3
Total restructuring and acquisition charges	$11.8	$25.9	$47.5	$45.4
3.    n.m.: "not meaningful", represented by a percentage change of greater than 1,000% or a change in margin of greater than 10,000 basis points ("bps"), favorable or unfavorable.
4.    As of June 30, 2023, LaSalle had $78.2 billion of real estate assets under management ("AUM"), composed of $34.6 billion invested in separate accounts, $40.5 billion invested in fund management vehicles and $3.1 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $30.1 billion in North America, $15.2 billion in the U.K., $15.0 billion in Asia Pacific and $7.5 billion in continental Europe. The remaining $7.3 billion relates to Global Partner Solutions which is a global business line.
    AUM changed less than 1% in both USD and local currency from $78.5 billion as of March 31, 2023. The AUM change resulted from (i) $0.8 billion of dispositions and withdrawals, (ii) $0.5 billion of net valuation decreases and (iii) $0.1 billion of foreign currency decreases, partially offset by (iv) $1.1 billion of acquisitions.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $0.3 billion in private equity capital for the quarter ended June 30, 2023.
5.    "Net Debt" is defined as the sum of the (i) Credit facility, (ii) Long-term debt and (iii) Short-term borrowings liability balances less Cash and cash equivalents.
"Net Leverage Ratio" is defined as Net Debt divided by the trailing-twelve-month adjusted EBITDA.
"Corporate Liquidity" is defined as the unused portion of the company's Credit Facility plus cash and cash equivalents.
"Free Cash Flow" is defined as cash provided by operating activities less net capital additions - property and equipment.
"MENA" is defined as Middle East and North Africa.
6.    The company defines "Resilient" revenue as (i) Property Management, within Markets Advisory, (ii) Valuation Advisory and Loan Servicing, within Capital Markets, (iii) Workplace Management, within Work Dynamics, (iv) JLL Technologies, and (v) Advisory Fees (within LaSalle). The company defines "Transactional" revenue as (i) Leasing and Advisory, Consulting and Other, within Markets Advisory, (ii) Investment Sales, Debt/Equity Advisory and Other, within Capital Markets, (iii) Project Management and Portfolio Services and Other, within Work Dynamics, and (iv) Incentive fees and Transaction fees and other, within LaSalle.

Appendix: Revenue and Fee Revenue Segment Detail

	Three Months Ended June 30, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$591.4	409.9	24.1	$1,025.4	$319.5	89.5	39.0	$448.0	$2,553.4	703.2	118.0	$3,374.6	$60.6	$143.9	$5,052.5
Gross contract costs[1]	(3.4)	(278.9)	(2.0)	(284.3)	(10.2)	(2.9)	—	(13.1)	(2,365.2)	(473.5)	(58.1)	(2,896.8)	(4.1)	(7.5)	(3,205.8)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	0.6	—	—	0.6	—	—	—	—	—	—	0.6
Fee revenue	$588.0	131.0	22.1	$741.1	$309.9	86.6	39.0	$435.5	$188.2	229.7	59.9	$477.8	$56.5	$136.4	$1,847.3

	Three Months Ended June 30, 2022
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$708.4	378.2	31.6	$1,118.2	$549.7	94.4	40.4	$684.5	$2,434.0	754.8	121.7	$3,310.5	$50.7	$114.5	$5,278.4
Gross contract costs[1]	(4.9)	(256.0)	(1.5)	(262.4)	(10.5)	(2.1)	—	(12.6)	(2,249.1)	(539.9)	(54.5)	(2,843.5)	(2.7)	(7.2)	(3,128.4)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(11.2)	—	—	(11.2)	—	—	—	—	—	—	(11.2)
Fee revenue	$703.5	122.2	30.1	$855.8	$528.0	92.3	40.4	$660.7	$184.9	214.9	67.2	$467.0	$48.0	$107.3	$2,138.8

Appendix: Revenue and Fee Revenue Segment Detail (continued)

	Six Months Ended June 30, 2023
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$1,078.4	810.1	43.3	$1,931.8	$560.1	168.6	76.4	$805.1	$5,050.6	1,379.5	220.7	$6,650.8	$122.0	$258.3	$9,768.0
Gross contract costs[1]	(7.9)	(552.0)	(3.5)	(563.4)	(17.4)	(5.0)	—	(22.4)	(4,679.2)	(938.9)	(112.9)	(5,731.0)	(7.7)	(14.6)	(6,339.1)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	2.4	—	—	2.4	—	—	—	—	—	—	2.4
Fee revenue	$1,070.5	258.1	39.8	$1,368.4	$545.1	163.6	76.4	$785.1	$371.4	440.6	107.8	$919.8	$114.3	$243.7	$3,431.3

	Six Months Ended June 30, 2022
(in millions)	Markets Advisory				Capital Markets				Work Dynamics
	Leasing	Property Mgmt	Advisory, Consulting and Other	Total Markets Advisory	Invt Sales, Debt/Equity Advisory and Other	Valuation Advisory	Loan Servicing	Total Capital Markets	Workplace Mgmt	Project Mgmt	Portfolio Services and Other	Total Work Dynamics	JLLT	LaSalle	Total

Revenue	$1,309.3	748.7	59.7	$2,117.7	$1,025.8	179.0	80.3	$1,285.1	$4,754.4	1,367.1	222.6	$6,344.1	$100.1	$232.8	$10,079.8
Gross contract costs[1]	(8.9)	(507.9)	(3.9)	(520.7)	(21.7)	(3.6)	—	(25.3)	(4,387.5)	(976.5)	(102.6)	(5,466.6)	(6.8)	(13.5)	(6,032.9)
Net non-cash MSR and mortgage banking derivative activity	—	—	—	—	(7.6)	—	—	(7.6)	—	—	—	—	—	—	(7.6)
Fee revenue	$1,300.4	240.8	55.8	$1,597.0	$996.5	175.4	80.3	$1,252.2	$366.9	390.6	120.0	$877.5	$93.3	$219.3	$4,039.3